Exhibit 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT

This Fifth Amendment to Loan Agreement (this “Fifth Amendment”) is entered into as of January 15, 2025 (“Effective Date”) by and between SemiLEDs Corporation (“Borrower”) and Simplot Taiwan Inc. (“Lender”) (Borrower and Lender are hereinafter collectively referred to as “Parties”, and individually a “Party”).

WHEREAS, J. R. Simplot Company (the “Original Loan Holder”) and Borrower entered into that certain Loan Agreement as of January 8, 2019 (“Original Agreement”), and the Amendment to the Loan Agreement dated January 16, 2021 (“Amendment”); the Second Amendment to the Loan Agreement dated January 14, 2022 (“Second Amendment”); the Third Amendment to the Loan Agreement dated January 13, 2023 (“Third Amendment”) and the Fourth Amendment to the Loan Agreement dated January 07, 2024 (“Fourth Amendment”) the Maturity Date thereunder being January 15, 2025. The Loan Agreement together with the Amendment, the Second Amendment, Third Amendment, Fourth Amendment, and all Loan Documents are hereby collectively referred to as the “Loan Agreement”; and

WHEREAS, the Original Loan Holder assigned and transferred all of the Original Loan Holder’s right, title and interest in the Loan Agreement to Lender on January 07, 2024, immediately preceding the execution of this Fourth Amendment.

NOW, THEREFORE, the Parties desire to extend the Maturity Date and renew the Note as follows:

1.
In addition to the terms defined elsewhere in this Fifth Amendment, capitalized terms used in this Fifth Amendment shall have the same meanings ascribed to them in the Loan Agreement.
2.
The Parties agree to amend Section 2.2 of the Loan Agreement from:

“2.2 Maturity of the Loan. The Borrower shall repay the Loan in full on the sixth anniversary of the Drawdown Date (the “Maturity Date”), unless the Loan is sooner accelerated pursuant to this Agreement or any other of the Loan Document.”

to:

“2.2 Maturity of the Loan. The Borrower shall repay the Loan in full on the seventh anniversary of the Drawdown Date (the “Maturity Date”), unless the Loan is sooner accelerated pursuant to this Agreement or any other of the Loan Document.”

The new Maturity Date is January 15, 2026.

3.
The Parties agree that corresponding changes shall be made to the Note attached to the Loan Agreement as follows:
(a)
The Maturity Date of the Note shall be amended to be January 15, 2026.
4.
Unless otherwise expressly provided herein, all other terms and conditions in the Loan Agreement shall remain in full force and effect.
5.
This Fifth Amendment shall be deemed as an integral part of the Loan Agreement but shall take precedence if there is any discrepancy between this Fifth Amendment and the Loan Agreement.
6.
This Fifth Amendment may be executed, including execution by email, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

The Parties hereto have caused this Fifth Amendment to be executed and delivered as of the date first written above.

Exhibit 10.1

SemiLEDs Corporation

By: /s/ Christopher Lee

Name: Christopher Lee

Title: Chief Financial Officer

Simplot Taiwan Inc.

By: /s/ Scott R. Simplot

Name: Scott R. Simplot

Title: Director